Exhibit 99.IND PUB ACCT

KPMG LLP

1601 Market Street
Philadelphia, PA 19103-2499

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-267555) on Form N-2 of our report dated November 28, 2023, with respect to the financial statements and financial highlights of abrdn World Healthcare Fund, and to the references to our firm under the heading “Additional Information”.

Philadelphia, Pennsylvania
December 8, 2023

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-267555 on Form N-2 of our report dated November 21, 2022, relating to the financial statements and financial highlights of Tekla World Healthcare Fund (the “Fund”), appearing in the Annual Report on Form N-CSR of the Fund for the year ended September 30, 2022.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

December 11, 2023